Exhibit 99.2

OWP VENTURES, INC.

AUDITED FINANCIAL STATEMENTS

For the Year Ended December 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of OWP Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of OWP Ventures, Inc. (the Company) for the period from inception (March 27, 2018) to December 31, 2018, and the related consolidated statement of operations, comprehensive income, stockholders’ equity, and consolidated cash flows for the period from inception (March 27, 2018) to December 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from inception (March 27, 2018) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.
Houston, TX
April 29, 2019

OWP VENTURES, INC.

CONSOLIDATED BALANCE SHEET

December 31,
2018
Assets

Current assets:
Cash	$125,846
Other current assets	35,344
Total current assets	161,190

Fixed assets, net	356,439

Total Assets	$517,629

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$121,194
Accrued expenses	34,425
Convertible note payable	300,000
Advances from shareholders	514,141
Notes payable	200,000
Total current liabilities	1,169,760

Total Liabilities	1,169,760

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 34,291,905 shares issued and outstanding	3,429
Additional paid-in capital	1,309,215
Subscriptions receivable, consisting of 6,012,500 shares	(602)
Accumulated other comprehensive loss	(4,090)
Accumulated (deficit)	(1,959,982)
(652,030)
Noncontrolling Interest	(101)
Total Stockholders’ Equity (Deficit)	(652,131)

Total Liabilities and Stockholders’ Equity (Deficit)	$517,629

The accompanying notes are an integral part of these financial statements.

OWP VENTURES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

From Inception
(March 27, 2018) to
December 31, 2018

Revenue:	$-

Expenses:
General and administrative	903,913
Professional fees	917,936
Bad debts expense	50,000
Total operating expenses	1,871,849

Operating loss	(1,871,849)

Other expense:
Interest expense	(88,234)
Total other expense	(88,234)

Net loss	$(1,960,083)
Less: Net loss attributable to the noncontrolling interest	101
Net loss attributable to OWP Ventures, Inc.	$(1,959,982)

Other comprehensive income:
Loss on foreign currency translation	$(4,090)

Net other comprehensive loss	$(1,964,072)

Weighted average number of common shares outstanding - basic and fully diluted	31,992,168

Net loss per share - basic and fully diluted	$(0.06)

The accompanying notes are an integral part of these financial statements.

OWP VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Accumulated			Total
			Additional		Other			Stockholders’
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Amount	Capital	Receivable	Income (Loss)	Deficit	Interest	(Deficit)

Balance, March 27, 2018	-	$-	$-	$-	$-	$-	$-	$-

Consolidation of One World Pharma, Inc.	-	-	(349,420)	-	-	-	-	(349,420)

Contributed capital on related party acquisition of One World Pharma S.A.S.	-	-	161,889	-	-	-	-	161,889

Common stock sold for cash	23,411,905	2,341	999,774	(602)	-	-	-	1,001,513

Common stock issued for services	680,000	68	285,532	-	-	-	-	285,600

Common stock issued for purchase of One World Pharma S.A.S.	10,200,000	1,020	-	-	-	-	-	1,020

Contributed capital	-	-	136,440	-	-	-	-	136,440

Beneficial conversion feature on convertible note	-	-	75,000	-	-	-	-	75,000

Loss on foreign currency translation	-	-	-	-	(4,090)	-	-	(4,090)

Net loss	-	-	-	-	-	(1,959,982)	(101)	(1,960,083)

Balance, December 31, 2018	34,291,905	$3,429	$1,309,215	$(602)	$(4,090)	$(1,959,982)	$(101)	$(652,131)

The accompanying notes are an integral part of these financial statements.

OWP VENTURES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

From Inception
(March 27, 2018) to
December 31, 2018
Cash flows from operating activities
Net loss	$(1,959,982)
Minority interest in net loss	(101)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	50,000
Depreciation and amortization expense	1,961
Debt discount amortization	75,000
Stock issued for services	285,600
Decrease (increase) in assets:
Other current assets	131,488
Increase (decrease) in liabilities:
Accounts payable	123,870
Accrued expenses	23,667
Net cash used in operating activities	(1,268,497)

Cash flows from investing activities
Cash acquired in One World Pharma, Inc. investment	4,739
Investment in note receivable	(50,000)
Investment in One World Pharma, Inc.	(350,000)
Purchase of fixed assets	(358,400)
Net cash used in investing activities	(753,661)

Cash flows from financing activities
Proceeds from convertible note payable	300,000
Proceeds from advances from shareholders	514,141
Proceeds from notes payable	200,000
Proceeds from contributed capital	136,440
Proceeds from sale of common stock	1,001,513
Net cash provided by financing activities	2,152,094

Effect of exchange rate changes on cash	(4,090)

Net increase (decrease) in cash	125,846
Cash - beginning	-
Cash - ending	$125,846

Supplemental disclosures:
Interest paid	$310
Income taxes paid	$-

Non-cash financing transactions:
Beneficial conversion feature	$75,000

The accompanying notes are an integral part of these financial statements.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

OWP Ventures, Inc. was incorporated in Delaware on March 27, 2018. OWP Ventures, Inc. and its subsidiary (“OWP,” the “Company,” “we,” “our” or “us”) is a holding company formed to enter and support the cannabis industry. Through its subsidiary, One World Pharma S.A.S (“OWP SAS”), a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali) plans to be a global leader in the distribution of medical cannabis and cannabis extracts for medical and scientific purposes, which includes manufacture, acquisition in any capacity, import, export, storage, transportation, marketing, and distribution of psychoactive and non-psychoactive cannabis derivatives.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). The Company has adopted a December 31 year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at December 31, 2018:

State of
Name of Entity	Incorporation	Relationship
OWP Ventures, Inc.(1)	Delaware	Parent
One World Pharma, Inc.(2)	Nevada	Subsidiary
One World Pharma S.A.S.(3)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation as of December 31, 2018.
(2)	Subsidiary as of December 31, 2018, following November 22, 2018 purchase of 66.2% of the issued and outstanding shares of One World Pharma, Inc. (f/k/a Punto Group, Corp.) by OWP Ventures, Inc. The shares were cancelled and returned to treasury pursuant to a merger on February 21, 2019, by a wholly-owned subsidiary of One World Pharma, Inc. with and into OWP Ventures, Inc. Following the merger, One World Pharma, Inc. is the parent company.
(3)	Wholly-owned subsidiary of OWP Ventures, Inc. since May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 18, 2017. Its sole headquarters is located in Bogotá.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiary listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The Company’s headquarters are located in Las Vegas, Nevada and substantially all of its production efforts are within Popayán, Colombia.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in Columbia, and all highly-liquid investments with original maturities of three months or less at the time of purchase. We have not held any cash equivalents to date.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any funds in excess of FDIC insured limits at December 31, 2018, and has not experienced any losses in such accounts.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and we depreciate it on a straight-line basis over the estimated useful lives of the assets. Additions and improvements (including interest costs for construction of qualifying long-lived assets) are capitalized. Maintenance and repair expenses are charged to expense as incurred. The cost of property and equipment sold or disposed of and the related accumulated depreciation are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to other income (expense).

We generally provide for depreciation over the following estimated useful service lives. Additionally, if there are indicators that certain assets may be potentially impaired, we will analyze such assets in accordance with the related GAAP standard. The estimated useful lives for significant property and equipment categories are as follows:

Software	3 years
Furniture and Fixtures and Office Equipment	5 years
Machinery	7 years

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

The Company has adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. We have not yet generated any revenue.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The guidance permits entities to reclassify tax effects stranded in Accumulated Other Comprehensive Income as a result of tax reform to retained earnings. This new guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted in annual and interim periods and can be applied retrospectively or in the period of adoption. The Company is currently in the process of evaluating the impact of adoption on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard will be effective January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company expects to adopt the new standard on January 1, 2019 using the effective date as of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company expects to elect the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

While the Company continues to assess all of the effects of adoption, it currently believes that most significant effects relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company currently expects to elect the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We adopted the new standard to be effective upon inception. We have completed an initial evaluation of the potential impact from adopting the new standard, including a detailed review of performance obligations for all material revenue streams. Based on this initial evaluation, adoption does not have a material impact on our financial position, results of operations, or cash flows. Related disclosures have been expanded in line with the requirements of the standard.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 2 – Going Concern

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($1,959,982), and as of December 31, 2018, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Acquisition

Common Stock Issued for Acquisition of One World Pharma, SAS

On May 30, 2018, the Company issued an aggregate 10,200,000 shares of common stock to the shareholders of One World Pharma SAS pursuant to a stock purchase agreement whereby OWP Ventures, Inc. acquired 100% of the common stock of One World Pharma SAS.

The acquisition resulted in $161,889 of contributed capital. According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

May 30,
2018
Consideration:
Common stock paid at closing(1)	$1,020
Accounts payable	1,225
Taxes payable	5,761
Advances owed to shareholders	161,562
Fair value of total consideration exchanged	$162,051

Fair value of identifiable assets acquired assumed:
Cash	$4,739
Prepaid expenses	4,165
Total fair value of assets assumed	8,904
Consideration paid in excess of fair value(2)	$(161,889)

(1)	Consideration consisted of 10,200,000 shares of common stock, par value of $0.0001 per share.
(2)	The net fair value of assets and liabilities assumed in excess of consideration paid has been recognized as contributed capital.

Note 4 – Investment

Common Stock Purchase

On November 22, 2018, the Company purchased 875,000 shares of the issued and outstanding common stock, on a 1:4 split adjusted basis, of One World Pharma, Inc. from the majority shareholder. The shares represented 66.2% of the issued and outstanding shares of the Company’s common stock. Subsequently, a wholly-owned subsidiary of One World Pharma, Inc. was formed and merged with and into OWP Ventures, Inc. on February 21, 2019, and the 875,000 shares were cancelled and returned to treasury.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

This acquisition was accounted for as a business combination under the purchase method of accounting. The purchase resulted in $349,420 of goodwill. According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

November 22,
2018
Consideration:
Cash paid at closing	$350,000
Accounts payable	198
Fair value of total consideration exchanged	$350,198

Fair value of identifiable assets acquired assumed:
Other current assets	$778
Total fair value of assets assumed	778
Consideration paid in excess of fair value (Goodwill)(1)	$349,420

(1)	The consideration paid in excess of the net fair value of assets acquired and liabilities assumed has been recognized as additional paid-in capital due to the subsequent reverse merger.

Note 5 – Related Party Transactions

Advances from Shareholders

See Note 12 for disclosures on short-term related party loans.

Common Stock Sales

On March 27, 2018, the Company sold 100 shares of common stock at $0.10 per share to its Chief Executive Officer for proceeds of $10 as part of the formation of the entity.

On March 27, 2018, the Company sold 4,844,900 shares of common stock at $0.0001 per share to its Chief Executive Officer on subscriptions receivable. The proceeds of $485 were subsequently received on November 9, 2018.

On March 27, 2018, the Company sold an aggregate of 16,205,000 shares of common stock to nine of the Company’s founders at $0.0001 per share on subscriptions receivable. The total proceeds of $1,620 were subsequently received between November 5, 2018 and February 5, 2019.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 6 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of December 31, 2018:

	Fair Value Measurements at December 31, 2018
	Level 1	Level 2	Level 3
Assets
Cash	$125,846	$-	$-
Total assets	125,846	-	-
Liabilities
Convertible note payable	-	-	300,000
Advances from shareholders	-	514,141	-
Notes payable	-	-	200,000
Total liabilities	-	(514,141)	(500,000)
	$125,846	$(514,141)	$(500,000)

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the year ended December 31, 2018.

Note 7 – Note Receivable

A note receivable of $50,000 owed by KRG Logistics, Inc. (“KRG”) was impaired and recognized as bad debts expense as of December 31, 2018.

On July 2, 2018, the Company loaned $50,000 to KRG in exchange for a 90-day, unsecured promissory note, requiring the repayment of $60,000, consisting of $50,000 of principal and $10,000 of interest on October 2, 2018. The promissory note provides the Company with a right of first refusal to purchase KRG at terms to be determined, or the right to apply the total amount due from KRG against amounts that may be owed by the Company to KRG for services provided to the Company, which could include sublease rent, logistics operations, import and export services and any other services provided KRG at the lowest current rates charged to any other customer(s). The note has been extended until June 30, 2019.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 8 – Other Current Assets

Other current assets included the following as of December 31, 2018:

December 31,
2018
Security deposit	$4,494
Prepaid expenses	30,850
$35,344

Note 9 – Fixed Assets

Fixed assets consist of the following at December 31, 2018:

December 31,
2018
Office equipment	$18,314
Furniture and fixtures	23,595
Construction in progress	316,491
358,400
Less: accumulated depreciation	(1,961)
Total	$356,439

Construction in progress consists of equipment and capital improvements on the Popayán farm that have not yet been placed in service.

Depreciation and amortization expense totaled $1,961 for the year ended December 31, 2018.

Note 10 – Accrued Expenses

Accrued expenses consisted of the following at December 31, 2018:

December 31,
2018
Accrued payroll	$6,327
Accrued withholding taxes	6,387
Accrued ICA fees and contributions	8,514
Accrued interest	12,924
Deferred rent obligations	273
$34,425

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 11 – Convertible Note Payable

Convertible note payable consists of the following at December 31, 2018:

December 31,
2018

On November 30, 2018, the Company received proceeds of $300,000 on a secured convertible note that carries a 6% interest rate from CSW Ventures, LP (“CSW”). The proceeds were used to fund the Company’s purchase of 875,000 shares of common stock, on a 1:4 split adjusted basis, of One World Pharma, Inc. The Note is due on demand. In the event that the Company consummates the closing of a public or private offering of its equity securities, resulting in gross proceeds of at least $500,000 (“Qualified Financing”) at any time prior to the repayment of this note, then the outstanding principal and unpaid interest may, at the option of the holder, be converted into such equity securities at a conversion price equal to eighty percent (80%) of the purchase price paid by the investors purchasing the equity securities in the Qualified Financing. The Company’s obligations under this Note are secured by a lien on the assets of the Company.	$300,000
Less: unamortized debt discounts	-
Convertible note payable	$300,000

In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible notes by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible notes. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The aforementioned accounting treatment resulted in a total debt discount equal to $75,000. The Company recorded finance expense in the amount of $75,000, attributed to the aforementioned debt discount, during the year ended December 31, 2018.

The convertible note limits the maximum number of shares that can be owned by the note holder as a result of the conversions to common stock to 4.99% of the Company’s issued and outstanding shares.

The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $1,529 for the year ended December 31, 2018.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 12 – Advances from Shareholders

Advances from shareholders consist of the following at December 31, 2018:

December 31,
2018

On various dates between May 3, 2018 and November 23, 2018, our CEO advanced short-term unsecured demand loans, bearing interest at 6% per annum, of an aggregate $514,141 to the Company, as follows: $ 10,000 – May 3, 2018 $100,000 – May 3, 2018 $ 82,000 – May 14, 2018 $ 15,000 – May 29, 2018 $ 57,141 – October 25, 2018 $100,000 – October 30, 2018 $ 50,000 – November 9, 2018 $ 50,000 – November 21, 2018 $ 50,000 – November 23, 2018	$514,141

Total advances from shareholders	$514,141

The Company recorded interest expense in the amount of $10,738 for the year ended December 31, 2018.

Note 13 – Notes Payable

Notes payable consists of the following at December 31, 2018:

December 31,
2018

On December 26, 2018, the Company received proceeds of $100,000 from CSW on an unsecured promissory note due on demand that carries a 6% interest rate.	$100,000

On November 26, 2018, the Company received proceeds of $100,000 from CSW on an unsecured promissory note due on demand that carries a 6% interest rate.	100,000

Total notes payable	$200,000

The Company recorded interest expense in the amount of $658 for the year ended December 31, 2018.

Note 14 – Stockholders’ Equity

Company is authorized to issue an aggregate of 200,000,000 shares of common stock with a par value of $0.0001. As of December 31, 2018, there were 34,291,905 shares of common stock issued and outstanding.

Common Stock Sales

On December 14, 2018, the Company sold 100,000 shares of common stock at $0.50 per share for proceeds of $50,000.

On October 4, 2018, the Company sold 357,143 shares of common stock at $0.42 per share for proceeds of $150,000.

On September 20, 2018, the Company sold 238,095 shares of common stock at $0.42 per share for proceeds of $100,000.

On July 28, 2018, the Company sold 476,191 shares of common stock at $0.42 per share for proceeds of $200,000.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On June 15, 2018, the Company sold 1,190,476 shares of common stock at $0.42 per share for proceeds of $500,000.

On March 27, 2018, the Company sold 100 shares of common stock at $0.10 per share to its Chief Executive Officer for proceeds of $10 as part of the formation of the entity.

On March 27, 2018, the Company sold 4,844,900 shares of common stock at $0.0001 per share to its Chief Executive Officer on subscriptions receivable. The proceeds of $485 were subsequently received on November 9, 2018.

On March 27, 2018, the Company sold an aggregate 16,205,000 shares of common stock to nine of the Company’s founders at $0.0001 per share on subscriptions receivable. The total proceeds of $1,620 were subsequently received between November 5, 2018 and February 5, 2019.

Common Stock Issued for Services

On October 30, 2018, the Company issued 630,000 shares of common stock to a consultant for services. The total fair value of the common stock was $264,600 based recent independent third-party sales at $0.42 per share.

On October 24, 2018, the Company issued 50,000 shares of common stock to a consultant in settlement for services. The total fair value of the common stock was $21,000 based recent independent third-party sales at $0.42 per share.

Common Stock Issued for Share Exchange

On May 30, 2018, the Company issued an aggregate 10,200,000 shares of common stock to the shareholders of One World Pharma SAS as part of a stock purchase agreement whereby OWP Ventures, Inc. acquired 100% of the common stock of One World Pharma SAS.

Adjustments to Additional Paid-In Capital

Pursuant to the merger with One World Pharma SAS, the net fair value of assets and liabilities assumed in excess of consideration paid, resulted in $161,889, which has been recognized as contributed capital due to the related party nature of the merger.

Pursuant to the purchase of 66.2% of the outstanding common stock of One World Pharma, Inc for $350,000 on November 30, 2018, the Company realized goodwill of $349,420 on the consideration paid in excess of the net fair value of assets and liabilities assumed, which has been recognized as contributed capital due to the subsequent reverse merger between the two entities on February 21, 2019.

On various dates between April 16, 2018 and June 20, 2018, total capital contributions of $136,440 were received from the Company’s CEO, Craig Ellins.

Note 15 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the year ended December 31, 2018, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2018, the Company had approximately $1,506,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2038.

OWP VENTURES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The effective income tax rate for the year ended December 31, 2018 consisted of the following:

December 31,
2018
Federal statutory income tax rate	21%
State income taxes	-%
Change in valuation allowance	(21)%
Net effective income tax rate	-

The components of the Company’s deferred tax asset are as follows:

December 31,
2018
Deferred tax assets:
Net operating loss carry forwards	$1,506,000

Net deferred tax assets before valuation allowance	$316,260
Less: Valuation allowance	(316,260)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2018.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 16 – Subsequent Events

Promissory Notes, Related Party

On various dates between October 25, 2018 and November 23, 2018, our CEO advanced funds to the Company totaling $307,141 under short-term unsecured demand loans, bearing interest at 6% per annum. On February 13, 2019, these promissory notes were exchanged for an amended and restated promissory note in the principal amount of $307,141 (the “Amended Note”). The Amended Note bears interest at 6% and is payable upon the earlier of (i) a public or private offering of its equity securities, resulting in gross proceeds of at least $5,000,000, or (ii) February 13, 2022.

Convertible Promissory Note

On January 14, 2019, the Company received proceeds of $500,000 on an unsecured convertible promissory note that carries a 6% interest rate from The Sanguine Group LLC. The Note was due January 14, 2022. In the event that the Company consummated the closing of a public or private offering of its equity securities, resulting in gross proceeds of at least $500,000 (“Qualified Financing”) at any time prior to the repayment of this note, then the outstanding principal and unpaid interest would automatically be converted into such equity securities at a conversion price equal to the lesser of (i) eighty percent (80%) of the purchase price paid by the investors purchasing the equity securities in the Qualified Financing, or (ii) $0.424 per share. The Company’s obligations under this Note were secured by a lien on the assets of the Company. A Qualified Financing subsequently occurred on February 4, 2019, at which time the principal and interest were converted into 1,253,493 shares of the Company’s common stock.

Common Stock Sales

On various dates between January 3, 2019 and February 19, 2019, the Company sold an aggregate 3,900,000 shares of common stock at $0.50 per share for total proceeds of $1,950,000.

Common Stock Options Issued for Services

On February 8, 2019, the Company awarded cashless options to a service provider to acquire up to 100,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the origination date. The options vest as to (i) 8,333 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 8,337 shares on the one-year anniversary of the effective date.

On February 8, 2019, the Company awarded cashless options to one of our directors to acquire up to 125,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the origination date. The options vest as to (i) 10,416 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 10,424 shares on the one-year anniversary of the effective date.

On January 28, 2019, the Company awarded cashless options to a service provider to acquire up to 500,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the origination date. The options vest as to (i) 41,666 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 41,674 shares on the one-year anniversary of the effective date.

On January 28, 2019, the Company awarded cashless options to a service provider to acquire up to 100,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the origination date. The options vest as to (i) 8,333 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 8,337 shares on the one-year anniversary of the effective date.